Exhibit 99.1

Galecto Announces Acquisition of Damora Therapeutics

Acquisition of Damora and concurrent oversubscribed $285 million private investment positions the company to advance potentially best-in-class portfolio to improve outcomes in patients with Myeloproliferative Neoplasms

Damora Therapeutics, the sixth company launched based on assets developed by Paragon Therapeutics, is advancing a portfolio of anti-mutant calreticulin (mutCALR) targeted therapies, led by DMR-001, a potentially best-in-class monoclonal antibody targeting

mutCALR

Combined company with complementary assets expected to have financial runway into 2029 to support multiple data milestones, including Phase 1 clinical proof-of-concept data for DMR-001 anticipated in 2027

BOSTON, November 10, 2025 – Galecto, Inc. (“Galecto”) today announced the completion of the acquisition of Damora Therapeutics, Inc. (“Damora”), a privately held biotechnology company advancing a pipeline of antibody therapeutics aimed at transforming the treatment of mutant calreticulin- (mutCALR)-driven Myeloproliferative Neoplasms (MPNs), including Essential Thrombocythemia (ET) and Myelofibrosis (MF). The acquisition gives the combined company a pipeline covering a broad spectrum of hematological cancers and leverages the deep expertise of both teams, and positions Galecto to advance Damora’s complementary assets for people living with blood cancers, with the goal of developing safer, more effective, and more convenient disease-modifying therapies.

A concurrent private placement of Series C non-voting convertible preferred stock was led by Fairmount with participation from the following institutional investors: Viking Global Investors, Venrock Healthcare Capital Partners, Commodore Capital, Janus Henderson Investors, Wellington Management, RA Capital Management, TCGX, Forbion, BB Biotech, Blackstone Multi-Asset Investing, Perceptive Advisors, Vestal Point Capital, Balyasny Asset Management, Andreessen Horowitz (a16z Bio + Health), and a leading life sciences investment firm. The private placement resulted in gross proceeds to Galecto of approximately $284.9 million and is expected to fund operations into 2029, enabling advancement of Damora’s lead program, DMR-001, through key Phase 1 proof-of-concept data expected in 2027, as well as pipeline programs, DMR-002 and DMR-003, into Phase 1 studies.

MPNs are a group of rare, chronic blood cancers characterized by the abnormal production of blood cells in the bone marrow. MutCALRs drive uncontrolled proliferation and disease progression in 25% of ET and 35% of MF cases. There are approximately 42,000 patients in the United States living with mutCALR-driven MPNs.

Damora is the sixth company launched based on assets developed by Paragon Therapeutics. DMR-001 is a potentially best-in-class anti-mutCALR monoclonal antibody demonstrated to have enhanced activity in Type 1 and Type 2 mutCALR-driven preclinical models, with approximately 10-fold greater potency against Type 2 mutCALR-driven cell proliferation, as compared to internal data generated using a reference molecule in clinical development, supporting its potential to address the full spectrum of mutCALR mutations in both ET and MF. DMR-001 is engineered with validated half-life extension technology to enable infrequent low-volume, subcutaneous dosing. An IND submission for DMR-001, with anticipated first-in-human administration via subcutaneous administration, is expected to occur in mid-2026.

“The acquisition of Damora marks a pivotal milestone for Galecto as we evolve our focus toward advancing Damora’s highly differentiated mutCALR portfolio, which addresses significant unmet need across the full spectrum of blood cancers driven by mutCALR,” said Dr. Hans Schambye, President and CEO of Galecto. “This pipeline, led by DMR-001, is designed to overcome the limitations of current candidates in early clinical development and has the potential to establish a new standard of care in the treatment of ET and MF. With a strong balance sheet, we believe we are well-positioned to drive these programs rapidly into the clinic and ultimately deliver meaningful benefit to patients.”

“The immediate access to public capital markets and the strengthened financial position achieved through this acquisition and concurrent private placement provides momentum to accelerate the development of our highly specialized portfolio,” added Peter Harwin, incoming Galecto Board Member and Managing Member at Fairmount. “Our team is eager to leverage Galecto’s infrastructure to rapidly transition DMR-001 from IND-enabling studies to first-in-human trials by mid-2026, ensuring these assets, focused on superior efficacy and convenience, reach patients as quickly as possible.”

In addition, Galecto is excited to combine these newly acquired complementary pipeline assets with its investigational candidate GB3226, a dual ENL-YEATS and FLT3 inhibitor for multiple genetic subsets of acute myeloid leukemia (AML). As previously disclosed, GB3226 will be featured in two poster presentations at the 67th American Society of Hematology (ASH) Annual Meeting and Exposition, taking place December 6 – 9, 2025, in Orlando, Florida. Galecto also announced that it received constructive feedback from the U.S. Food and Drug Administration (FDA) in response to its pre-Investigational New Drug (pre-IND) submission and plans to submit an IND application in the first quarter of 2026 to enable future clinical evaluation of GB3226 in AML.

Management & Organization

In conjunction with the transaction, Galecto Board Members will include:

•	Carl Goldfischer, MD (current Chair)

•	Jayson Dalls, MD (current)

•	Amit Munshi (current)

•	Hans Schambye, MD, PhD (current)

•	Peter Harwin, Managing Member, Fairmount

•	Chris Cain, PhD, Director of Research, Fairmount

•	Julianne Bruno, Growth Partner, Fairmount

About the Acquisition and Financing Transaction

The acquisition was approved by the Board of Directors of Galecto and the Board of Directors and stockholders of Damora. The closings of the transactions are not subject to the approval of Galecto’s stockholders. On an as-converted basis and after accounting for these transactions (and without giving effect to any beneficial ownership limitations), the total number of shares of Galecto common stock will be 61,998,882.

Lucid Capital Markets is serving as financial advisor to the Board of Directors of Galecto. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., is serving as legal counsel to Galecto. Wedbush PacGrow is serving as financial advisor to Damora. Jefferies, Leerink Partners, UBS, and LifeSci are serving as the placement agents to Damora, and Gibson, Dunn & Crutcher LLP is serving as legal counsel to Damora.

Webcast Details

The company will host a webcast on November 10, at 8:00 a.m. ET to discuss the transaction as well as Damora’s approach and pipeline assets. To access the call, please dial 1-646-357-8766 (International) or 1-888-880-3330 (toll-free). To access the live webcast, please go to https://app.webinar.net/G82n9zgxOJa. A replay of the webcast presentation will be temporarily archived on the Investors section of Galecto’s website following the presentation.

About Galecto

Galecto is a clinical-stage biopharmaceutical company committed to realizing the promise of novel treatments for cancer and liver diseases. Galecto’s pipeline consists of first-in-class small molecule drug candidates that target cancer and fibrosis signaling pathways, including a preclinical dual inhibitor of ENL-YEATS and FLT3 (GB3226) for the treatment of multiple genetic subsets of AML. Galecto intends to use its website as a means of disclosing material non-public information. For regular updates about Galecto, visit www.galecto.com.

About Damora Therapeutics

Damora Therapeutics is advancing a new generation of disease-modifying biologics to transform treatment for patients with myeloproliferative neoplasms (MPNs). The company, founded on assets developed by Paragon Therapeutics, is focused on mutant calreticulin (mutCALR)-driven MPNs, including essential thrombocythemia (ET) and myelofibrosis (MF), which represent significant unmet need. Damora’s mission is to redefine the standard of care for patients living with these chronic hematologic cancers through precisely targeted, highly convenient disease-modifying therapies. For more information, visit www.damoratx.com.

About Paragon Therapeutics

Paragon Therapeutics, Inc., is a biotechnology company applying cutting-edge science and technology to shape the next generation of novel best-in-class complex biologics for major medical needs. The company is fueling a pipeline of transformative therapies that are positioned to be rapidly advanced into clinical development by partner companies. To date, six companies have been launched based on assets developed by Paragon. Founded by Fairmount in 2021, Paragon is based in Waltham, MA. For more information, please visit www.paragontherapeutics.com. Follow us on LinkedIn.

Forward Looking Statements

Certain statements in this press release, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements relating to the company’s expectations, hopes, beliefs, intentions or strategies regarding the future of the acquired assets, pipeline and business including, without limitation, the company’s ability to achieve the expected benefits or opportunities with respect to its product candidates, including whether the product candidates will achieve clinical proof of concept. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting the combined company will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties

(some of which are beyond the combined company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those uncertainties and factors described under the heading “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the combined company’s most recent filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of the combined company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth therein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. The combined company does not undertake or accept any duty to make any updates or revisions to any forward-looking statements.

Media Contact:

Lia Dangelico

Deerfield Group

lia.dangelico@deerfieldgroup.com

Investor Contact:

Sandya von der Weid

LifeSci

svonderweid@lifesciadvisors.com